CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 17, 2013, relating to the financial statements and financial highlights which appear in the August 31, 2013 Annual Reports to Shareholders of Schwab Short-Term Bond Market Fund, Schwab Total Bond Market Fund, Schwab GNMA Fund, Schwab Treasury Inflation Protected Securities Index Fund (formerly “Schwab Treasury Inflation Protected Securities Fund”), Schwab Intermediate-Term Bond Fund (formerly “Schwab Premier Income Fund”), Schwab Tax-Free Bond Fund and Schwab California Tax-Free Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
December 11, 2013